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                                                                   EXHIBIT 23(F)


                   [TUCKER ANTHONY INCORPORATED LETTERHEAD]


One Beacon Street
Boston, Massachusetts 02108
(617) 725-1762
(617) 725-2483 Fax


Investing Banking



August 18, 1997

BankBoston Corporation
100 Federal Street
Boston, MA 02110



Gentlemen:

Tucker Anthony Incorporated hereby consents to the inclusion of its fairness opinion letter to the Board of Directors of Pacific National Corporation under the heading "Opinion of Tucker Anthony Incorporated" of the Proxy Statement-Prospectus forming a part of the BankBoston Corporation Form S-4 registration statement relating to the merger of Pacific National Corporation with and into BankBoston Corporation.

Sincerely,

Tucker Anthony Incorporated



By: /s/ Francesca E. Scarito
    ------------------------
    Francesca E. Scarito
    Vice President